Exhibit 1

AGREEMENT

Pursuant to Rule 13d-1-(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of stock of Beam Therapeutics, Inc.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated:   February 14, 2025

ARCH VENTURE FUND IX, L.P.

By:    ARCH Venture Partners IX, L.P.

its General Partner

By:    ARCH Venture Partners IX, LLC

its General Partner

By:                  *

Keith Crandell

Managing Director

ARCH VENTURE PARTNERS IX, L.P.

By:  ARCH Venture Partners IX, LLC

its General Partner

By:                  *

Keith Crandell

Managing Director

ARCH VENTURE PARTNERS IX, LLC

By:                   *

Keith Crandell

Managing Director

ARCH VENTURE FUND IX OVERAGE, L.P.

By:    ARCH Venture Partners IX Overage, L.P.

its General Partner

By:    ARCH Venture Partners IX, LLC

its General Partner

By:                  *

Keith Crandell

Managing Director

ARCH VENTURE PARTNERS IX OVERAGE, L.P.

By:  ARCH Venture Partners IX, LLC

its General Partner

By:                  *

Keith Crandell

Managing Director

                          *

Keith Crandell

                          *

Robert Nelsen

                          *

Clinton Bybee

* By:  /s/ Mark McDonnell

Mark McDonnell as

Attorney-in-Fact

*          This Agreement of Joint Filing was executed by Mark McDonnell pursuant to a Power of Attorney filed as Exhibit 24 to the Form 3 relating to the beneficial ownership of shares of Beam Therapeutics, Inc. by the Reporting Persons filed with the Securities Exchange Commission on February 5, 2020 and incorporated herein in its entirety by reference.